Exhibit 10.1

AMENDMENT NO. 4 TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AMENDMENT NO. 4 TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 11, 2026 (this “Amendment No. 4”), is entered into by and among flyExclusive, Inc., a Delaware corporation (“Parent”), FlyX Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), Jet.AI Inc., a Delaware corporation (the “Company”), and Jet.AI SpinCo, Inc., a Delaware corporation and, as of the date of this Amendment No. 4, wholly owned Subsidiary of the Company (“SpinCo”). Each of the foregoing parties is referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

A.
Parent, Merger Sub, the Company and SpinCo entered into an Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of May 6, 2025, as amended by that Amendment No. 1, dated July 30, 2025, that Amendment No. 2, dated October 10, 2025, and that Amendment No. 3, dated January 13, 2026 (collectively, the “Merger Agreement”).
B.
The Parties now desire to amend the Merger Agreement on the terms and conditions set forth in this Amendment No. 4 in accordance with Section 11.5(b) of the Merger Agreement.

AMENDMENTS:

Therefore, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, receipt of which is acknowledged, the parties to this Amendment No. 4 hereby agree as follows:

1.
Defined Terms:
Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Merger Agreement.
2.
Amendments to the Merger Agreement
(a) The following sentences are added to the end of Section 7.10(a):
“Notwithstanding the foregoing, the Parties acknowledge and agree that the solicitation, initiation, negotiation or execution of Subsequent Takeover Proposals or Company Acquisition Agreements related to a Subsequent Takeover Proposal shall not be deemed violations of this Section 7.10(a) or Section 7.2 hereunder. The Company shall not effect a Company Adverse Recommendation Change as a result of, arising from or in connection with any discussions, negotiations, or agreements with any party to a Subsequent Takeover Proposal or any Company Acquisition Agreement related to a Subsequent Takeover Proposal.”
(b) Section 7.10(c) is hereby deleted in its entirety and replaced with the following:
“The Company shall notify Parent promptly (but in no event later than 48 hours) after receipt by the Company (or any of its Representatives) of any

Takeover Proposal (including any Subsequent Takeover Proposal), any inquiry that could reasonably be expected to lead to a Takeover Proposal (including any Subsequent Takeover Proposal), any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries by any third party. In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request. The Company shall keep Parent reasonably informed of material developments affecting the status and material terms of any such Takeover Proposal, indication or request. The Company shall promptly provide Parent with a list of any non-public information concerning the Company’s and any of its Subsidiary’s business, present or future performance, financial condition, or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Parent, copies of such information. The Company shall not share non-public information about Parent with any counterparty to a Takeover Proposal without Parent’s express written consent, and will only share such non-public information subject to a binding confidentiality agreement with protections (1) at least as comparable to the confidentiality requirements to which the Company is subject under the terms of this Agreement, and (2) in respect of which Parent has enforcement rights, including equitable remedies, as a third-party beneficiary.”
(c) A new Section 7.10(f) is added to the Agreement as follows:
“(i) The Company shall not enter into any definitive agreement to effect a Subsequent Takeover Proposal until the earlier of the date (A) the Registration Statement has been declared effective by the SEC, or (B) this Agreement is terminated pursuant to Section 10.1 hereof (other than termination pursuant to Section 10.1(g)).
(ii) The Company shall not enter into any definitive agreement with a party relating to a Subsequent Takeover Proposal unless such agreement specifically contemplates as a condition precedent to the consummation of the transactions therein that the consummation of the transactions contemplated by this Agreement and the Separation and Distribution Agreement have occurred, or the earlier termination of this Agreement as permitted hereby (other than termination pursuant to Section 10.1(g) hereof) has occurred.
(iii) Any transaction relating to a Subsequent Takeover Proposal will not be consummated until after the consummation of the transactions contemplated by this Agreement, or the earlier termination of this Agreement as permitted hereby (other than termination pursuant to Section 10.1(g) hereof).
(iv) The Company shall not enter into any definitive agreement to effect a Subsequent Takeover Proposal without Parent’s prior written consent to such transaction, which consent shall not be unreasonably withheld. The Company shall provide any proposed final form definitive agreement relating to a Subsequent Takeover Proposal to Parent at least five (5)

Business Days prior to the intended date of execution thereof. The requirements of this Section 7.10(f)(iv) shall cease to exist upon the earlier of (A) the closing of the transactions contemplated in this Agreement or (B) the termination of the Merger Agreement pursuant to Section 10.1 hereof (other than termination pursuant to Section 10.1(g) hereof).”
(d) Section 7.22 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
“7.22 Company Financing. The Company will use good faith, commercially reasonable efforts to maximize the amount of Cash included in the SpinCo Assets.”
(e) Section 8.2(f) of the Merger Agreement is hereby deleted in its entirety.
(f) Section 8.3(k) of the Merger Agreement is hereby deleted in its entirety.
(g) The term “Interim Financing Agreement” is hereby deleted from the list of cross-references.
(h) The following definition is added to Annex A of the Merger Agreement:

“Subsequent Takeover Proposal” means a Takeover Proposal (i) in which the transactions contemplated in such Takeover Proposal will close after the earlier of (a) the closing of the transactions contemplated in this Agreement or (b) the Outside Date, (ii) in which the transactions contemplated in such Takeover Proposal do not involve SpinCo, SpinCo Business or SpinCo Assets or contemplate the ownership of the SpinCo Business or SpinCo Assets by the Company as of the closing of such Takeover Proposal, and (iii) that does not constitute a Superior Proposal.

(h) The following sentence is added to the end of the definition of “Superior Proposal” in Annex A of the Merger Agreement:

“’Superior Proposal’ shall exclude any Subsequent Takeover Proposal.”

3.
No Other Changes.
The Parties hereby acknowledge and agree that the other terms and provisions of the Merger Agreement shall not be affected and shall continue in full force and effect.
4.
Counterparts, Signatures.
This Amendment No. 4 may be executed in two or more counterparts (including by electronic or .pdf transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of any signature page by facsimile, electronic or .pdf transmission shall be binding to the same extent as an original signature page
5.
Other Provisions.

Sections 11.1, 11.2, 11.7, and 11.8 of the Merger Agreement are incorporated by reference into and made a part of this Amendment No. 4, mutatis mutandis.

[Signature Page Follows.]

IN WITNESS WHEREOF, Parent, Merger Sub, the Company and SpinCo have caused this Amendment No. 4 to be signed by their respective officers or representatives thereunto duly authorized as of the date first written above.

PARENT:

FLYEXCLUSIVE, INC.

By: /s/ Thomas James Segrave, Jr.

Name: Thomas James Segrave, Jr.

Title: Chief Executive Officer

MERGER SUB:

FLYX MERGER SUB, INC.

By: /s/ Thomas James Segrave, Jr.

Name: Thomas James Segrave, Jr.

Title: Chief Executive Officer

COMPANY:

JET.AI INC.

By: /s/ Michael Winston

Name: Michael Winston

Title: Executive Chairman

SPINCO:

JET.AI SPINCO, INC.

By: /s/ Michael Winston

Name: Michael Winston

Title: Executive Chairman